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                                                                    Exhibit 4.22




                      THIRD AMENDMENT TO LOAN AGREEMENT





                        DATED AS OF JANUARY 16, 1997




                               BY AND BETWEEN




                  SMC-SPE-2, INC., A DELAWARE CORPORATION,

                                 AS BORROWER



                                     AND



                FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                       A NATIONAL BANKING ASSOCIATION,

                                  AS LENDER
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                      THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of January 16, 1997, by and between FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, having an address at One First Union Center, DC6, Charlotte, North Carolina 28288-0166 (together with its successors and assigns, "Lender"), and SMC-SPE-2, INC., a Delaware corporation, having an address at c/o Service Merchandise Company, Inc., 7100 Service Merchandise Drive, Brentwood, Tennessee 37027 ("Borrower"). All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

                                 WITNESSETH:

                 WHEREAS, Borrower obtained mortgage loan financing in the aggregate principal amount of FIFTEEN MILLION THREE HUNDRED EIGHTY TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($15,382,500.00) (collectively, the "Original Loans") in connection with the acquisition or financing of five (5) Service Merchandise locations pursuant to and in accordance with the terms of that certain Loan Agreement between Lender and Borrower dated as of October 4, 1996 (the "Original Loan Agreement"), as amended by that certain First Amendment to Loan Agreement between Lender and Borrower dated as of November 7, 1996 (the "First Amendment"), as further amended by that certain Second Amendment to Loan Agreement between Lender and Borrower dated as of December 20, 1996 (the "Second Amendment"); and

                 WHEREAS, the Original Loans are evidenced by five (5) Promissory Notes and secured by five (5) Mortgages;

                 WHEREAS, Borrower desires to obtain additional mortgage loan financing in the aggregate principal amount of SIX MILLION FIVE HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($6,560,000.00) (the "New Loan") in connection with the acquisition or financing of one (1) Service Merchandise location (the "New Property"), as more specifically described in the multiple indebtedness mortgage and security agreement encumbering such New Property, dated as of the date hereof, executed and delivered by Borrower as security for the New Loan (the "New Mortgage").

                 WHEREAS, Lender is willing to make the New Loan to Borrower, subject to and in accordance with the terms of the Original Loan Agreement, as amended by the First Amendment and as hereby further amended, and the other Loan Documents.

                 NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, and other good and valuable consideration, the parties hereto hereby covenant, agree, represent and warrant as follows:


                 I.       DEFINITIONS.


                 SECTION 1.1 DEFINITIONS.

                 All capitalized terms not defined in this Amendment shall have their respective meanings set forth in the Original Loan Agreement, as amended by the First Amendment and the Second Amendment:

         1. Definitions. (a) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Loans" shall be deemed to include the New Loan.

                 (b) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Properties" shall be deemed to include the New Property.

                 (c) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Maturity Date" shall, with respect to the New Loan only, be deemed to be references to February 1, 2012.
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                 (d)  All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Note" or "Notes" shall be deemed to include the promissory note evidencing the New Loan.

                 (e) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Mortgage" or "Mortgages" shall be deemed to include the New Mortgage.

                 (f) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Assignment of Leases" shall be deemed to include the first priority Assignment of Leases and Rents, dated as of the date hereof, executed and delivered by Borrower to Lender with respect to the New Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 (g) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Closing Date" shall mean, with respect to the New Loan, the date hereof.

                 (h) All references in the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as hereby further amended, to "Initial Allocated Amount" shall mean, with respect to the New Loan, the principal amount of the promissory note evidencing such new loan, as set forth on Exhibit A attached hereto and by this reference a part hereof.

         2. Exhibit A. Exhibit A to the Original Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto. All references in the Original Loan Agreement to "Exhibit A" shall be deemed to be references to Exhibit A attached hereto.

         3. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Original Loan Agreement, as amended by the First Amendment and the Second Amendment, remain unaltered and in full force and effect, and Borrower hereby expressly ratifies the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and as further modified and amended herein.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be effective upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages.





                                      2
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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                     LENDER:

                                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                                     By: /s/ Michael D. Cohen
                                        ----------------------------------------
                                              Name: Michael D. Cohen
                                              Title: Vice President

                                     BORROWER:

                                     SMC-SPE-2, a Delaware corporation,


                                     By: /s/ Wade L. Smith
                                        ----------------------------------------
                                              Wade L. Smith
                                              Vice President
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                                  EXHIBIT A
                       INITIAL ALLOCATED LOAN AMOUNTS


Store #249 = $3,712,500.00

Store #252 = $2,100,000.00

Store #349 = $2,885,000.00

Store #344 = $2,285,000.00

Store #408 = $6,560,000.00

Store #410 = $4,400,000.00